Exhibit 4.10

                                                         Draft: 5 September 2005

                        TEMPORARY GLOBAL NOTE CERTIFICATE



ISIN: [_]                                                       Common Code: [_]



                            BARCLAYCARD FUNDING PLC

  (a public limited company incorporated under the laws of England and Wales)

    BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE AND NOTE CERTIFICATE PROGRAMME

                       TEMPORARY GLOBAL NOTE CERTIFICATE

                               REPRESENTING UP TO
                                   (pound)[_]

             FLOATING RATE ASSET BACKED NOTE CERTIFICATES DUE 2008

This global note is a Temporary Global Note Certificate without interest coupons issued in respect of an issue of an aggregate principal amount of (pound)[_] of Floating Rate Asset Backed Notes due 2008 (the "NOTE CERTIFICATE") by Barclaycard Funding PLC (the "MTN ISSUER").

The MTN Issuer for value received promises, all in accordance with the terms and conditions set out in the applicable Series 05-2 Supplement ("TERMS AND CONDITIONS") and the Principal Trust Deed (as defined below) to pay to the bearer upon presentation or, as the case may be, surrender hereof in respect of each Note Certificate for the time being from time to time represented hereby, on the maturity date specified in the Terms and Conditions or on such earlier date as any such Note Certificate may become due and payable in accordance with the Terms and Conditions, the Principal Amount on such dates as may be specified in the Terms and Conditions or, if any such Note Certificate shall become due and payable on any other date, the Principal Amount and, in respect of each such Note Certificate, to pay interest and all other amounts as may be payable pursuant to the Terms and Conditions all subject to and in accordance therewith.

Except as specified herein, the bearer of this Temporary Global Note Certificate is entitled to the benefit of the Terms and Conditions and of the same obligations on the part of the MTN Issuer as if such bearer were the bearer of the Note Certificates represented hereby and to the benefit of those provisions of the Terms and Conditions (and the obligations on the part of the MTN Issuer contained therein) applicable specifically to Temporary Global Note Certificate, and all payments under and to the bearer of this Temporary Global Note Certificate shall be valid and effective to satisfy and discharge the corresponding Liabilities of the MTN Issuer in respect of the Note Certificates.

This Temporary Global Note Certificate is issued pursuant to a security trust deed and MTN cash management deed dated 23 November 1999 (the "PRINCIPAL TRUST DEED") together with the supplemental trust deed in respect of Series 05-2 dated 20 September 2005 (the "SERIES 05-2

SUPPLEMENT" and, together with the Principal Trust Deed, the "TRUST DEED") and made between the MTN Issuer and The Bank of New York, London Branch as trustee (the "TRUSTEE" which expression includes any person or corporation from time to time appointed as trustee). Words and expressions defined expressly or by reference in the Terms and Conditions and the Trust Deed shall have the same meanings in this Temporary Global Note Certificate.

On or after the expiry of 40 days after the date of issue of this Temporary Global Note Certificate (the "EXCHANGE DATE"), this Temporary Global Note Certificate shall be exchangeable in whole or in part for a Permanent Global Note or, in the circumstances set out in the Series 05-2 Supplement for Definitive Note. An exchange for a Permanent Global Note or, as the case may be, Definitive Note will be made only on or after the Exchange Date (specified in the Series 05-2 Supplement) and upon presentation or, as the case may be, surrender of this Temporary Global Note Certificate to the Principal Paying Agent at its specified office and upon and to the extent of delivery to the Principal Paying Agent of a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("EUROCLEAR") or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the Exchange Date in substantially the form set out in Annex I hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system. Any Definitive Note will be made available for collection by the persons entitled thereto at the specified office of the Principal Paying Agent.

The MTN Issuer undertakes to procure that the relevant Permanent Global Note and Definitive Note will be duly issued in accordance with the Terms and Conditions, the provisions hereof and of the Trust Deed.

The bearer of this Temporary Global Note Certificate shall not (unless, upon due presentation of this Temporary Global Note Certificate for exchange (in whole or in part) for a Permanent Global Note or for delivery of Definitive Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Note Certificates represented by this Temporary Global Note Certificate which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date.

Payments of interest otherwise falling due before the Exchange Date will be made only upon presentation of this Temporary Global Note Certificate at the specified office of any of the Paying Agents outside the United States and upon and to the extent of delivery to the relevant Paying Agent of a certificate or certificates issued by Euroclear or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system.

On any occasion on which a payment of principal is made in respect of this Temporary Global Note Certificate or on which this Temporary Global Note Certificate is exchanged in whole or in part as aforesaid or on which Note Certificate represented by this Temporary Global Note Certificate are to be cancelled, the MTN Issuer shall procure that (i) the aggregate principal amount of the Note Certificates in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be exchanged for a permanent global instrument or which are to be cancelled and

(ii) the remaining principal amount of this Temporary Global Note Certificate (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note Certificate shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Note Certificates represented by this Temporary Global Note Certificate, the MTN Issuer shall procure that the appropriate notations are made on the Schedule hereto.

The obligations of the MTN Issuer in respect of this Temporary Global Note Certificate are limited recourse in nature, as more particularly set out in the Terms and Conditions and the Trust Deed. In addition the bearer of this Temporary Global Note Certificate and, inter alios, the Trustee are restricted in the proceedings which they may take against the MTN Issuer to enforce their rights hereunder and under the Trust Deed, as more particularly set out in the Terms and Conditions and the Trust Deed.

This Temporary Global Note Certificate is governed by, and shall be construed in accordance with, English law.

The MTN Issuer irrevocably agrees for the benefit of the bearer that the courts of England are to have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with these presents (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts. The MTN Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

This Temporary Global Note Certificate shall not be valid for any purpose until authenticated for and on behalf of The Bank of New York, London Branch as Issue Agent.

AS WITNESS the manual or facsimile signature of a director, duly authorised officer, or duly authorised attorney on behalf of the MTN Issuer.

                                  THE SCHEDULE

   PAYMENTS, DELIVERY OF DEFINITIVE NOTE CERTIFICATES, EXCHANGE FOR PERMANENT
        GLOBAL NOTE CERTIFICATE, EXERCISE OF OPTIONS AND CANCELLATION OF
                               NOTE CERTIFICATES


==============================================================================================================================
   Date of      Amount of    Amount of     Aggregate      Aggregate     Aggregate    Aggregate     Remaining     Authorised
   payment,   interest then  principal     principal      principal     principal    principal     principal    signature by
  delivery,        paid      then paid     amount of      amount of     amount of    amount in     amount of    or on behalf
  exchange,                             Definitive Note      this         Note       respect of       this         of the
 exercise of                              Certificates    Temporary    Certificate  which option   Temporary     Principal
 option (and                             then delivered  Global Note      then      is exercised  Global Note   Paying Agent
  date upon                                              Certificate    cancelled                 Certificate
    which                                                    then
 exercise is                                            exchanged for
effective) or                                           the Permanent
 cancellation                                            Global Note
                                                         Certificate
------------------------------------------------------------------------------------------------------------------------------















==============================================================================================================================

BARCLAYCARD FUNDING PLC

By:[manual/facsimile signature]
(director)


ISSUED in London on 20 September 2005


AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK
as Issue Agent without
recourse, warranty or liability


By:[manual signature]
(duly authorised)

                                     ANNEX I

  [Form of certificate to be given in relation to exchanges of this Temporary
           Global Note for the Permanent Global Note Certificates or
                         Definitive Note Certificates:]

                             BARCLAYCARD FUNDING PLC

             (POUND)[_] FLOATING RATE ASSET BACKED NOTE CERTIFICATE

                            (the "NOTE CERTIFICATE")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "MEMBER ORGANISATIONS") substantially to the effect set forth in the Agency Agreement as of the date hereof, [ ] principal amount of the above-captioned Note Certificate (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(iv) ("FINANCIAL INSTITUTIONS")) purchasing for their own account or for resale, or (b) acquired the Note Certificates through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the MTN Issuer or the MTN Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Note Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "POSSESSIONS" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:[          ]1

[Euroclear Bank S.A./N.V. as operator of the Euroclear System/Clearstream, Luxembourg]

By:[authorised signature]


1 To be dated not earlier than the Exchange Date.

                                    ANNEX II

  [Form of certificate to be given in relation to payments of interest falling due before the Exchange Date:]

                             BARCLAYCARD FUNDING PLC

             (POUND)[_] FLOATING RATE ASSET BACKED NOTE CERTIFICATE

                            (the "NOTE CERTIFICATE")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "MEMBER ORGANISATIONS") substantially to the effect set forth in the Issue and Paying Agency Agreement as of the date hereof, [ ] principal amount of the above-captioned Note Certificates (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) ("FINANCIAL INSTITUTIONS")) purchasing for their own account or for resale, or (b) acquired the Note Certificates through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the MTN Issuer or the MTN Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Note Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of the Note Certificates set forth above that, except as set out below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect of such portion, substantially to the effect set forth in the Temporary Global Note Certificate representing the Note Certificates.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "POSSESSIONS" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:[          ]2

[Euroclear Bank S.A./N.V. as operator of the Euroclear System/Clearstream, Luxembourg]

By:[authorised signature]

2 To be dated not earlier than the relevant interest payment date.

                                    ANNEX III

      [Form of accountholder's certification referred to in the preceding certificate:]

                             BARCLAYCARD FUNDING PLC

             (POUND)[_] FLOATING RATE ASSET BACKED NOTE CERTIFICATE

                            (the "NOTE CERTIFICATE")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Note Certificate held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to the United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("FINANCIAL INSTITUTIONS") purchasing for their own account or for resale, or (b) acquired the Note Certificates through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i) (D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the MTN Issuer or the MTN Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Note Certificates is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Note Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Note Certificates are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933 (the "ACT") then this is also to certify that, as except as set forth below, the Note Certificates are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Note Certificates in transactions which did not require registration under the Act. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "POSSESSIONS" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Note Certificates held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Note Certificate in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Note Certificate (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.

In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:[          ]3

[ACCOUNTHOLDER] AS (OR AS AGENT FOR) THE BENEFICIAL OWNER OF THE NOTE CERTIFICATES.

By:[authorised signature]

3 To be dated not earlier than fifteen days before the Exchange Date or, as the case may be the relevant interest payment date.

                        TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions which (subject to completion and amendment and as supplemented or varied in accordance with the provisions of the relevant Supplementary Listing Particulars (as defined below) or Final Terms (as defined below) and, save for the italicised text) will be endorsed on the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series of Notes in bearer form. These terms and conditions will also apply to the Global Notes save as modified by the Global Notes. Text in italics in these Conditions (save for sub-headings) refers to the Global Notes alone and will not be endorsed on the Notes in definitive form. Further information with respect to Notes of each Series will be given in the relevant Supplementary Listing Particulars or Final Terms which will provide for those aspects of these terms and conditions which are applicable to the Notes. References in the terms and conditions to "Notes" are to the Notes of one Series only, not to all Notes which may be issued under the Programme, reference to a "Class" are to a Class of Notes. Terms used in the relevant Supplementary Listing Particulars or Final Terms and not otherwise defined herein shall have the same meanings where used herein or in the Trust Deed (as defined below), the absence of any such term indicating that such term is not applicable to the Notes and references to a matter being "specified" means as the same may be specified in the relevant Supplementary Listing Particulars or Final Terms:

The Notes (as defined in Condition 1.1.1) are constituted and secured by a security trust deed and MTN cash management agreement dated on or about 23 November 1999 (the "PRINCIPAL TRUST DEED") between the Issuer and The Bank of New York (the "TRUSTEE" which expression shall include all persons for the time being the trustee or trustees under the Trust Deed referred to below) as supplemented by a supplemental trust deed (the "SUPPLEMENTAL TRUST DEED") dated the Issue Date (as defined in Condition 5.8 below) between the Issuer, the Trustee and the other parties named therein (the Principal Trust Deed and any Supplemental Trust Deed being referred to herein as the "TRUST DEED").

The Notes will have the benefit (to the extent applicable) of an agency and agreement dated on or about 23 November 1999 as may be amended or supplemented from time to time (the "AGENCY AGREEMENT") between the Issuer, the Trustee, The Bank of New York acting through its London Branch in its capacities as issue agent (the "ISSUE AGENT" which expression shall include any successor to The Bank of New York in its capacity as such), acting through the office specified in the Applicable Supplement (as defined below) as principal paying agent (the "PRINCIPAL PAYING AGENT", which expression shall include any successor to The Bank of New York in its capacity as such) and The Bank of New York as Agent Bank (the "AGENT BANK", which expression shall include any successor to The Bank of New York in its capacity as such), As used herein, "PRINCIPAL PAYING AGENT", "ISSUE AGENT" and "AGENT BANK" means, in relation to any Series of Notes, the person specified in the relevant Final Terms or Supplementary Listing Particulars as the Principal Paying Agent, the Issue Agent and the Agent Bank respectively, for such Series.

Certain statements in these terms and conditions (the "CONDITIONS") may be summaries of the detailed provisions appearing on the face of the Notes (which expression shall include the body thereof) and in the Principal Trust Deed. Copies of the Principal Trust Deed and the Agency Agreement are available for inspection at the principal office of the Trustee (presently at One Canada Square, London E14 5AL) and at the specified offices of the Principal Paying Agent in

London. The Holders (as defined in Condition 1 below, and the holders of the coupons (the "COUPONS") (if any) appertaining to interest bearing Notes in bearer form (the "COUPONHOLDERS", which expression includes the holder of talons (the "TALONS") (if any) for further coupons attached to such Notes (the "TALONHOLDERS")) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and to have notice of those provisions of the Agency Agreement applicable to them.

The final terms or, if the Notes are listed on the regulated market of the London Stock Exchange Limited (the "LONDON STOCK EXCHANGE"), the supplementary listing particulars relating to the Notes (respectively, the "FINAL TERMS" and the "SUPPLEMENTARY LISTING PARTICULARS", each an "APPLICABLE SUPPLEMENT") will be endorsed upon or attached to the Notes and will supplement these Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace or modify these Conditions for the purpose of such Notes.

Words and expressions defined in the Trust Deed, the Agency Agreement or the Master Schedule of Definitions, Interpretation and Construction Clauses (as amended and supplemented from time to time) signed for the purpose of identification by, amongst others, the Issuer and the Trustee (the "MASTER SCHEDULE OF DEFINITIONS") or used in the Applicable Supplement shall have the same meaning where used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement or the Trust Deed, the Applicable Supplement and the Master Schedule of Definitions, the definition of the relevant term shall have the meaning specified in the relevant document ranking the highest in the following order of priority:

(a)     firstly, the Applicable Supplement;

(b) secondly, the Supplemental Trust Deed relevant to the Series in question;

(c)     thirdly, the Terms and Conditions;

(d)     fourthly, the Principal Trust Deed;

(e)     fifthly, the Agency Agreement; and

(f)     sixthly, the Master Schedule of Definitions.

1.      FORM, DENOMINATION AND TITLE

1.1     Form and Denomination

        1.1.1 The Notes may be issued in bearer form serially numbered in an Authorised Denomination (as defined below) or an integral multiple thereof. "AUTHORISED DENOMINATION" means the currency and denomination or denominations of such currency or currencies specified in the Applicable Supplement. References herein to "NOTES" shall be to Notes, as specified in the Applicable Supplement Notes of one Authorised Denomination may not be exchanged for Notes of another Authorised Denomination.

        1.1.1 Interest bearing Notes are issued with Coupons (and, where appropriate, a Talon) attached. After all the Coupons attached to, or issued in respect of, any

                Note which was issued with a Talon have matured, a coupon sheet comprising further Coupons (other than Coupons which would be void) and, if applicable, one further Talon, will be issued against presentation of the relevant Talon at the specified office of the Principal Paying Agent in London. "Final Redemption Date" means the date specified in the Applicable Supplement as the final date on which the Principal Amount of such Note is due and payable.

1.2     Title

        Title to Notes, Coupons and Talons (if any) passes by delivery. In these Conditions, subject as provided below, "HOLDER" means the bearer of any Note, Coupon or Talon (as the case may be). The Holder of any Note, Coupon or Talon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership on the face of such Note) and no person shall be liable for so treating such Holder. In these Conditions "NOTEHOLDER" means the bearer of any Note.

1.3     Classes of Notes comprising a Series

        A Series of Notes may comprise a number of Classes under which the right to receive the payment of interest and repayment of principal may be subordinated to the rights of one or more Classes of Notes within the same Series.

2.      STATUS OF THE NOTES AND PRIORITY SECURED CREDITOR

2.1     Unsubordinated Classes of Notes

        2.1.1 This Condition 2.1 is applicable only in relation to any Class of Notes which is specified as being Unsubordinated.

        2.1.2 In the case of an Unsubordinated Class of Notes, the Notes and Coupons are secured, limited recourse obligations of the Issuer, secured in the manner described in Condition 3 and recourse in respect of which is limited in the manner described in Condition 10 and will rank pari passu without any preference among themselves.

2.2     Subordinated Notes

        2.2.1 This Condition 2.2 is applicable only in relation to any Class of Notes which is specified as being Subordinated.

        2.2.2 In the case of Subordinated Notes, the subordination provisions will be set out in full in the Applicable Supplement.

2.3     Priority Secured Creditor

        The relevant Supplemental Trust Deed will enable the Trustee to determine a Priority Secured Creditor (as defined in the Master Schedule of Definitions), which may be the Noteholders of the most senior ranking Class of Notes and, for such purpose the Noteholders of the most senior ranking Class of Notes such Series will be deemed to be a single Secured Creditor. Such Priority Secured Creditor will enjoy preferential ranking in

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


        the order of priority of payments on enforcement of the relevant Security or following a Mandatory Redemption (as set out in Condition 6.2), and the Trustee will, where the interests of such Priority Secured Creditor conflict with those of the other Secured Creditors (as defined in Condition 3.1.2), prefer the interests of such Priority Secured Creditor over that of other Secured Creditors (and shall not take into account the interests of such other Secured Creditors). If, following a request as aforesaid and unless the Trustee has already taken action pursuant to such request which (in its sole discretion it determines) it would not be practical to reverse, the identity of the Priority Secured Creditor changes to another Secured Creditor (as so provided in the definition of Priority Secured Creditor in the Master Schedule of Definitions), the Trustee shall in its absolute discretion and without liability therefor be entitled to take into account the request of such succeeding Priority Secured Creditor, but shall not be obliged to do so and shall not incur any liability for determining that it is impractical to take account of the change of identity of the Priority Secured Creditor.

3.      SECURITY AND RELATED AGREEMENTS

3.1     Security and Related Agreements

        3.1.1 In connection with the issue of the Notes or in respect of any Series, the Issuer may enter into swap transactions or other hedging agreements or any letters of credit, guarantees or other credit support or credit enhancement documents or other financial arrangements (each a "RELATED AGREEMENT") with one or more counterparties (each a "COUNTERPARTY"). The obligations of a Counterparty may be guaranteed by a guarantor (the "GUARANTOR").

        3.1.2 The obligations of the Issuer to the persons having the benefit of the Security relating to a Series pursuant to the Supplemental Trust Deed in respect thereof (the "SECURED CREDITORS") are secured pursuant to the Supplemental Trust Deed in respect of such Series by Encumbrances governed by English law and such further encumbrances as may be required by the Trustee, governed by the law of any other relevant jurisdiction over the Charged Assets and/or the Underlying Assets as specified in the Applicable Supplement.

        3.1.3 The Secured Creditors of all Series are also secured pursuant to the Principal Trust Deed by an assignment of certain contractual rights of the Issuer and a floating charge over the assets of the Issuer not otherwise charged or assigned by the Security Documents or effectively encumbranced by the assignments granted in the Principal Trust Deed.

        3.1.4 The security created by each Supplemental Trust Deed will be supported by such further security documents as may, from time to time, be required by the Trustee and as specified in the Applicable Supplement (each a "SUPPLEMENTARY SECURITY DOCUMENT" and together with the relevant Supplemental Trust Deed, the "SECURITY DOCUMENTS") (the "SECURITY").

3.2     Application of Proceeds

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


        After meeting the Trustee's and any receiver's expenses, liabilities and remuneration and any other amounts due to the Trustee and such receiver, and any other expenses payable by the Issuer, the proceeds of the Security for any Series shall be applied in accordance with the provisions set out in the relevant Supplemental Trust Deed.

3.3     Shortfall after Application of Proceeds

        If the net proceeds of:

        (a) the realisation of the Security for any Series of Notes, having become enforceable under these Conditions; or

        (b) the sale or redemption of the Charged Assets and/or Underlying Assets in accordance with these Conditions,

        are not sufficient to make all payments due in respect of the Notes and Coupons of such Series and for the Issuer to meet its obligations, if any, in respect of the termination of any Related Agreement(s) in respect of that Series, the assets of the Issuer, including, in particular, assets securing other Series of Notes not related to that Series will not be available for payment of any shortfall arising therefrom and all further claims of the Holders (if any) in respect of the first mentioned Series of Notes will be extinguished. Any such shortfall shall be borne as specified in the relevant Supplemental Trust Deed. Claims and the right of any person to claim in respect of any such shortfall remaining after the application of such net proceeds in accordance with the relevant Supplemental Trust Deed shall be extinguished and the Holders of such Series will have no further recourse to the Issuer and failure to make any payment in respect of any such shortfall shall in no circumstances constitute an Event of Default (or, if an Event of Default has already occurred, a further Event of Default) under Condition 9.

4.      RESTRICTIONS

        So long as any of the Notes remain outstanding (as defined in the Principal Trust Deed), the Issuer will not, save to the extent permitted by the Transaction Documents or the Trade Documents, or with the prior written consent of the Trustee:

        (a) engage in any business (other than acquiring and holding the Charged Assets, issuing the Notes, entering into the Transaction Documents and the Trade Documents in respect of each Series of Notes, acquiring and holding other assets similar to the Charged Assets, issuing further Series of Notes substantially in the form of the Terms and Conditions set out in Schedule 2 to the Principal Trust Deed, performing its obligations and exercising its rights under the Trade Documents and the Transaction Documents in respect of any Series of Notes and such further matters as may be reasonably incidental thereto);

        (b)     have any employees or premises;

        (c) declare or pay any dividends or make any distributions in respect of its share capital, or issue any additional shares;

        (d) incur or permit to subsist any indebtedness for borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness other than issuing further Notes (in accordance with the Transaction Documents and the Trade Documents), provided that the Trustee is satisfied that such further Notes are:

                (i)     secured on assets of the Issuer other than:

                        (1)     the Underlying Assets for any other Series;

                        (2) any assets other than those described in (i) above on which any other obligations of the Issuer are secured; and

                        (3)     the Issuer's share capital; and

                (ii) issued on terms in substantially the form contained in these Terms and Conditions which provide for the extinguishment of all claims in respect of such further Notes and obligations after application of the proceeds of sale or redemption of the Underlying Assets on which such further Notes and obligations are secured;

        (e) sell or otherwise dispose of the Underlying Assets relating to any Series or any interest therein or agree or purport to do so;

        (f) create or permit to exist upon or affect any of the Underlying Assets relating to any Series, any Encumbrance or any other security interest whatsoever other than as contemplated by any Supplemental Trust Deed, or any Supplementary Security Document executed in relation to such Series;

        (g) consolidate or merge with any other person or convey or transfer its properties or assets to any person;

        (h) permit the Trust Deed or any Supplemental Trust Deed executed in relation to any Series or any guarantee agreements executed in relation to such Series, or the priority of the Security created hereby, thereby or pursuant to any Supplemental Security Document executed in relation to any Series of Notes to be amended, terminated, postponed or discharged, or permit any person whose obligations form part of such Security to be released from such obligations;

        (i) release any party to any Related Agreement from any executory obligation thereunder; or

        (j)     have any subsidiaries.

        The Trustee shall be entitled to rely absolutely on a certificate of a director of the Issuer in relation to any matter relating to such restrictions and to accept without liability any such certificate as sufficient evidence of the relevant fact or matter in question.

5.      INTEREST AND OTHER CALCULATIONS

5.1     Interest Rate and Accrual

        5.1.1 Each Note bears interest on its Principal Amount (or as otherwise specified in the Applicable Supplement) from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Interest Rate as adjusted by the applicable Margin (if any), such interest being payable in arrear (unless otherwise specified in the Applicable Supplement) on each Interest Payment Date (as defined in Condition 5.8).

        5.1.2 Interest will cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (as well after as before judgment) at the Interest Rate as adjusted by the applicable Margin (if any) in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 5.4).

5.2     Business Day Convention

        If any date referred to in these Conditions which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Relevant Business Day, then if the Business Day Convention specified in such Condition is:

        5.2.1 the Floating Rate Convention, such date shall be postponed to the next day which is a Relevant Business Day unless:

                (a) it would thereby fall into the next calendar month, in which event:

                        (i) such date shall be brought forward to the immediately preceding Relevant Business Day; and

                        (ii) each subsequent such date shall be the last Relevant Business Day of the month in which such date is due to fall; or

                (b) there is no such numerically corresponding day in the calendar month in which such date is proposed to fall in which event:

                        (i) such date will be the last Relevant Business Day of the month in which such date is due to fall; and

                        (ii) each subsequent such date shall be the last Relevant Business Day of the month in which such date is due to fall;

        5.2.2 the Following Business Day Convention, such date shall be postponed to the next day which is a Relevant Business Day;

        5.2.3 the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Relevant Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Relevant Business Day; or

        5.2.4 the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Relevant Business Day.

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

5.3     Interest Rate

        The Interest Rate for each Interest Period will be determined by the Agent Bank at or about the Relevant Time on the Interest Determination Date in respect of such Interest Period in accordance with the following:

        5.3.1 if the Primary Source as specified in the Applicable Supplement is a Page (as defined in Condition 5.8) , subject as provided below, the Interest Rate shall be:

                (a) the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity); or

                (b) the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page,

                in each case appearing on such Page at the Relevant Time on the Interest Determination Date and as adjusted by the Margin (if applicable);

        5.3.2 if the Primary Source as specified in the Applicable Supplement is Reference Banks or if Condition 5.3.1(a) above applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if Condition 5.3.1(b) above applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Interest Rate shall be the arithmetic mean of the Relevant Rates which each of the Reference Banks is quoting to major banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, as determined by the Agent Bank and as adjusted by the Margin (if applicable); and

        5.3.3 if Condition 5.3.2 above applies and the Agent Bank determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Interest Rate shall be the arithmetic mean of the rates per annum (expressed as a percentage) which the Agent Bank determines to be the rates (being the nearest equivalent to the Benchmark in respect of a Representative Amount of the Relevant Currency) which four leading banks selected by the Agent Bank in (a) the principal financial centre of the country of the Relevant Currency (the "PRINCIPAL FINANCIAL CENTRE") if the Relevant Currency is not euro, or (b) London if the Relevant Currency is euro, are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration to leading banks carrying on business in Europe and as adjusted by the Margin (if applicable) or, if the Agent Bank determines that fewer than two of such banks are so quoting, in
                (a) the Principal Financial Centre if the Relevant Currency is not euro, or (b) London if the Relevant Currency is euro, the Interest Rate shall be the Interest Rate determined on the previous Interest Determination Date and as adjusted by the Margin (if applicable).

5.4     Margin and Rounding

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

        5.4.1 If any Interest Rate is expressed to be as adjusted by any Margin, such adjustment shall be made by adding (if a positive number) or subtracting (if a negative number) the absolute value of any such Margin specified on the Notes or in the Applicable Supplement. If such calculation results in a negative figure, the amount of interest so calculated will be deemed to be zero.

        5.4.2 For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified):

                (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up);

                (b) all figures will be rounded to seven significant figures (with halves being rounded up); and

                (c) all currency amounts which fall due and payable will be rounded to the nearest unit of such currency (with halves being rounded up). For these purposes, "UNIT" means, with respect to any currency other than euro, the lowest amount of such currency which is available as legal tender in the country of such currency and, with respect to euro, means 0.01 euro.

5.5     Calculations

        The amount of interest payable in respect of any Note for any period shall be calculated by multiplying the product of the Interest Rate as adjusted by the Margin (if applicable) and the Principal Amount outstanding of such Note on the relevant Interest Payment Date after the making of any principal repayment on the Notes on such Interest Payment Date by the Day Count Fraction.

5.6 Determination and Publication of Interest Rates, Interest Amounts, Redemption Amounts and Instalment Amounts

        As soon as practicable after the Relevant Time on each Interest Determination Date or such other time on such date as the Agent Bank may be required to calculate any Redemption Amount, obtain any quote or make any determination or calculation, the Agent Bank will determine the Interest Rate as adjusted by the Margin (if applicable) and calculate the amount of interest payable (the "INTEREST AMOUNTS") in respect of each Authorised Denomination of Notes for the relevant Interest Period, calculate the Redemption Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Interest Rate as adjusted by the Margin (if any) and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Redemption Amount to be notified to the Principal Paying Agent and, if the Notes are listed on a stock exchange and such exchange so requires, such exchange as soon as possible after their determination but in no event later than (i) (in case of notification to such stock exchange) the commencement of the relevant Interest Period, if determined prior to such time, in the case of an Interest Rate and Interest Amount, or (ii) in all other cases, the fourth Relevant Business Day after such determination. The Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 9, the accrued interest and the Interest Rate as adjusted by the Margin (if applicable) payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Interest Rate or the Interest Amount so calculated need be made unless otherwise required by the Trustee. The determination of each Interest Rate, Interest Amount and Redemption Amount, the obtaining of each quote and the making of each determination or calculation by the Agent Bank or, as the case may be, the Trustee pursuant to Condition 5.10, shall (in the absence of manifest error) be final and binding upon all parties.

5.7     Interest Deferral

        To the extent that the monies which are deposited to the Series Distribution Account for the relevant Series by the Receivables Trustee on an Interest Payment Date are insufficient to pay the full amount of interest on any Class of Notes, payment of the shortfall ("DEFERRED Interest"), which will be borne by each Note of the relevant Class, in a proportion equal to the proportion that the Principal Amount Outstanding of the relevant Class of Note bears to the aggregate Principal Amount Outstanding of all the Notes of the same Class (in each case as determined on the Interest Payment Date on which such Deferred Interest arises), will be deferred until the Interest Payment Date thereafter on which funds are available to the Issuer (by being paid to the Issuer by the Receivables Trustee on such Interest Payment Date) to pay such Deferred Interest to the extent of such available funds. Such Deferred Interest will accrue interest ("ADDITIONAL INTEREST") at the then applicable Interest Rate as adjusted by any Margin plus an additional margin of 2 per cent. per annum, and payment of any Additional Interest will also be deferred until the earlier of the Interest Payment Date thereafter on which funds are available to the Issuer to pay such Additional Interest to the extent of such available funds and the Series Termination Date as specified in the Applicable Supplement.

5.8     Definitions

        In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below.

        "BENCHMARK" means LIBOR or such other benchmark as may be specified;

        "AGENT BANK" means The Bank of New York, London Branch or such other agent as may be appointed by the Issuer for the purposes of making any calculations or determination in respect of any Series of Notes;

        "CONTROLLED ACCUMULATION PERIOD" means (unless the Regulated Amortisation Period or the Rapid Amortisation Period has commenced) the period commencing on the close of business on the date specified in the Applicable Supplement or such later date as is determined in accordance with the provisions of the Programme (such later date falling no later than the date specified in the Applicable Supplement), and ending (for the purposes of these Conditions) on the first to occur of (a) the commencement of the Rapid

        Amortisation Period, (b) the day the Investor Interest is reduced to zero and (c) the Series Termination Date specified in the Applicable Supplement.

        "DAY COUNT FRACTION" means, in respect of the calculation of an amount of interest on any Note for any period of time (whether or not constituting an Interest Period, the "Calculation Period"):

        (a) if "ACTUAL/365" or "ACTUAL/ACTUAL" is specified, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of:

                (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366; and

                (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by
                        365); and

        (b) if "ACTUAL/360" is specified, the actual number of days in the Calculation Period divided by 360.

        "EURO" means the lawful currency of the Member States of the European Union participating in Economic and Monetary Union;

        "INTEREST COMMENCEMENT DATE" means the Issue Date or such other date as may be specified.

        "INTEREST DETERMINATION DATE" means, with respect to an Interest Rate and an Interest Period, the date specified as such or, if none is so specified, the day falling two Relevant Business Days in London prior to the first day of such Interest Period (if the specified currency is not sterling).

        "INTEREST PAYMENT DATE" means the date(s) specified as such in the Applicable Supplement.

        "INTEREST PERIOD" means the period specified as such in the Applicable Supplement Provided, however, that with respect to an Interest Period that commences during a Revolving Period or Controlled Accumulation Period and ends during a Rapid Amortisation Period, such Interest Period will end on the last day of the originally scheduled Interest Period;

        "INTEREST RATE" means the rate of interest payable from time to time in respect of the Note and which is either specified in, or calculated in accordance with the provisions of, the Applicable Supplement.

        "ISSUE DATE" means the date of issue of the Notes.

        "MARGIN" means the rate per annum (expressed as a percentage) specified in the Applicable Supplement.

        "PAGE" means such page, section, caption, column or other part of a particular information service (including, but not limited to, the Reuter Monitor Money Rates

        Service ("REUTERS") and the Dow Jones Telerate Service ("TELERATE")) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace the same on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

        "PRIMARY SOURCE" means, unless otherwise specified, a Page or Reference Banks.

        "PRINCIPAL AMOUNT OUTSTANDING" means in relation to a Note or Series, the original face value thereof less any repayment of principal made to the holder(s) thereof in respect of such Note or Series.

        "RAPID AMORTISATION PERIOD" means the period commencing on the day on which a Pay-Out Event (not being a Regulated Amortisation Trigger Event) is deemed to occur pursuant to the provisions of the Applicable Supplement, and ending (for the purposes of these Conditions) on the earlier of (i) the day on which the Investor Interest is reduced to zero and (ii) the Series Termination Date specified in the Applicable Supplement;

        "REDEMPTION AMOUNT" means, unless otherwise specified in the Applicable Supplement, in relation to a Note or Series, the amount of the original face value thereof less any repayment of principal made to the Holder(s) thereof in respect of such Note or Series.

        "REFERENCE BANKS" means the institutions specified as such or, if none, four major banks selected by the Agent Bank in (a) the interbank market (or, if appropriate, money market) which is most closely connected with the Benchmark if the Relevant Currency is not euro, or (b) London if the Relevant Currency is euro.

        "REGULATED AMORTISATION PERIOD" means the period commencing on the day on which a Regulated Amortisation Trigger Event is deemed to occur pursuant to the terms of the Applicable Supplement and ending (for the purposes of these Conditions) on the earlier of (i) the day on which the Investor Interest is reduced to zero and (ii) the Distribution Date falling on the date specified in the Applicable Supplement.

        "RELEVANT BUSINESS DAY" means:

        (i) in the case of a specified currency (other than euro) and/or one or more specified financial centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London and in the principal financial centre for that currency and/or each of the financial centres so specified; and/or

        (ii) in the case of euro, a day on which the TARGET system is operating.

        "RELEVANT CURRENCY" means the currency specified as such or, if none is specified, the currency in which the Notes are denominated.

        "RELEVANT FINANCIAL CENTRE" means, with respect to any Interest Rate to be determined on an Interest Determination Date, the financial centre as may be specified as such or, if none is so specified, (a) the financial centre with which the relevant Benchmark is most closely connected or, if none is so connected, London, if the Relevant Currency is not euro, or (b) London if the Relevant Currency is euro.

        "RELEVANT RATE" means the Benchmark for a Representative Amount of the Relevant Currency for a period (if applicable) equal to the Specified Duration commencing on the Effective Date.

        "RELEVANT TIME" means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified in the Applicable Supplement or, if none is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the relevant currency in the interbank market in the Relevant Financial Centre.

        "REPRESENTATIVE AMOUNT" means, with respect to any Interest Rate to be determined on an Interest Determination Date, the amount specified as such or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

        "REVOLVING PERIOD" means the period from and including the Issue Date to, but not including, the earlier of the date of commencement of (a) the Controlled Accumulation Period (b) the Regulated Amortisation Period and (c) the Rapid Amortisation Period.

        "SPECIFIED DURATION" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the duration specified or, if none is specified, a period of time equal to the relative Interest Period.

        "TARGET SYSTEM" means the Trans-European Automated Real-Time Gross Settlement Express Transfer system.

5.9     Agent Bank and Reference Banks

        The Agent Bank will procure that there shall at all times be four Reference Banks selected by the Agent Bank with offices in the Relevant Financial Centre and a Agent Bank if provision is made for them in the Conditions applicable to this Note and for so long as it is outstanding. If any Reference Bank (acting through its relevant office) is unable or unwilling to continue to act as a Reference Bank, then the Agent Bank will appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. If the Agent Bank is unable or unwilling to act as such or if the Agent Bank fails duly to establish the Interest Rate (as adjusted by any applicable Margin) for any Interest Period or to calculate the Interest Amounts or any other requirements, the Issuer will appoint (with the prior written consent of the Trustee) a successor to act in its place. The Agent Bank may not resign its duties without a successor having been appointed as aforesaid.

5.10    Determination or Calculation by Trustee

        If the Agent Bank does not at any time for any reason determine any Interest Rate (as adjusted by any applicable Margin), Interest Amount, Redemption Amount or any other amount to be determined or calculated by it, the Trustee shall determine such Interest Rate (as adjusted by any applicable Margin), Interest Amount, Instalment Amount or other amount as aforesaid at such rate or in such amount as in its absolute discretion

        (having regard as it shall think fit to the procedures described above, but subject to the terms of the Trust Deed) it shall deem fair and reasonable in all the circumstances or, subject as aforesaid, apply the foregoing provisions of this Condition, with any consequential amendments, to the extent that, in its sole opinion, it can do so and in all other respects it shall do so in such manner as it shall, in its absolute discretion, deem fair and reasonable in the circumstances, and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent or the Agent Bank, as the case may be.

6.      REDEMPTION

6.1     Scheduled Redemption

        Unless the Rapid Amortisation Period or the Regulated Amortisation Period has earlier commenced each Class of Note will be redeemed on its Scheduled Redemption Date as specified in the Applicable Supplement. To the extent that the principal amount which is deposited to the Series Distribution Account on the Scheduled Redemption Date in reduction of the class of Investor Interest corresponding to any Class of Note as specified in the Applicable Supplement (such amount, the "RELEVANT INVESTOR AMOUNT") is less than the Principal Amount Outstanding on such Class of Notes on the Scheduled Redemption Date, then that Class of Notes will be redeemed pro rata to the extent of the Relevant Investor Amount and the Rapid Amortisation Period will commence with effect from such Scheduled Redemption Date. On each Interest Payment Date which thereafter occurs during the Rapid Amortisation Period, such Class of Notes will be redeemed pro rata to the extent of the principal amount which is deposited to the Series Distribution Account on such date in reduction of the corresponding Class of Investor Interest as specified in the Applicable Supplement until the earlier of (a) such time as the relevant Class of Notes has been repaid in full and (b) the Series Termination Date specified in the Applicable Supplement.

6.2     Mandatory Early Redemption

        If the Rapid Amortisation Period or the Regulated Amortisation Period commences in respect of any Class of Notes prior to its Scheduled Redemption Date as specified in the Applicable Supplement, then on each Interest Payment Date which thereafter occurs, such Class of Note will be redeemed pro rata to the extent of the principal amount which is deposited on such date to the Series Distribution Account in reduction of the corresponding Class of Investor Interest as specified in the Applicable Supplement until the earlier of (a) such time as such Class of Notes has been repaid in full and (b) the Series Termination Date specified in the Applicable Supplement.

6.3     Optional Redemption in Full

        Upon giving not more than 60 nor less than 30 days' notice to the Trustee and the Noteholders in accordance with Condition 14, the Issuer may redeem (all but not some only) of the Notes at their then Principal Amount Outstanding together with any accrued but unpaid interest and any Deferred Interest and Additional Interest on any Interest Payment Date on which the aggregate Principal Amount Outstanding of the Notes is less than 10 per cent. of the aggregate Principal Amount Outstanding on the issue of the

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        Notes, provided that, prior to the giving of any such notice, the Issuer shall have provided to the Trustee a certificate signed by two directors of the Issuer to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the Notes as aforesaid and any amounts required under the Trust Deed to be paid in priority to or pari passu with the Notes then outstanding. Any certificate given by or on behalf of the Issuer may be relied upon by the Trustee and shall be conclusive and binding on the Noteholders.

6.4     Final Redemption

        If the Notes of any Class have not previously been redeemed in full pursuant to Condition 6.1 or 6.3 above, such Class of Notes will be redeemed at their then Principal Amount Outstanding on the Final Redemption Date specified in the Applicable Supplement together with all accrued and unpaid interest, Deferred Interest and Additional Interest.

7.      PAYMENTS

7.1     Notes

        Payments of principal (or, as the case may be, Redemption Amounts) and interest (or, as the case may be, Interest Amounts) in respect of Notes will, subject as mentioned below, be made against presentation and surrender of the relevant, Notes (in the case of all payments of principal) or Coupons (in the case of interest), as the case may be, at the specified office of the Principal Paying Agent in London or any non-UK Paying Agent specified in the Applicable Supplement by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the Holders by transfer to an account denominated in that currency with, a bank in (a) the principal financial centre of the country of the currency concerned if that currency is not euro, or (b) the principal financial centre of any Member State of the European Communities if that currency is euro; provided that in the case of British pounds sterling, the cheque shall be drawn on a town clearing branch of a bank in the City of London.

7.2     Payments subject to fiscal laws; payments on Global Notes

        All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 9. No commission or expenses shall be charged to the Holders in respect of such payments.

        Payments of principal (or Redemption Amounts) and interest (or Interest Amounts) in respect of the Notes when represented by a Permanent Global Note will be made against presentation and surrender or, as the case may be, presentation of the Permanent Global Note at the specified office of the Principal Paying Agent in London, or any non-UK Paying Agent specified in the Applicable Supplement subject in all cases to any fiscal or other laws, regulations and directives applicable in the place of payment to the Principal Paying Agent or the bearer of the Permanent Global Note. A record of each payment so made will be endorsed on the schedule to the Permanent Global Note by or on behalf of the Principal Paying Agent which endorsement shall be prima facie evidence that such payment has been made.

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7.3     Appointment of the Principal Paying Agent, the Issue Agent and the Agent
        Bank

        The Agents act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Holder. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent, and to appoint additional or other Agents, provided that the Issuer will at all times maintain (i) a Principal Paying Agent which, so long as the Notes are listed on the London Stock Exchange Limited, shall be London, and (ii) a Agent Bank where the Conditions so require one.

7.4     Unmatured Coupons and unexchanged Talons

        7.4.1 Subject to the provisions of the Applicable Supplement, upon the due date for redemption of any Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

        7.4.2 Upon the date for redemption of any Note, any unmatured Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

        7.4.3 Where any Note, is presented for redemption without all unmatured Coupons and any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

7.5     Non-Business Days

        Subject as provided in the Applicable Supplement, if any date for payment in respect of any Note or Coupon is not a business day, the Holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, "business day" means a day (other than a Saturday or a Sunday) on which banks are open for presentation and payment of debt securities and for dealings in foreign currencies in London and the relevant place of presentation and in the cities referred to in the definition of Business Days set out in the Applicable Supplement or on the face of the Notes:

        7.5.1 (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which dealings may be carried on in the relevant currency in the principal financial centre of the country of such currency; or

        7.5.2 (in the case of a payment in euro) a day on which the TARGET system is operating.

7.6     Talons

        On or after the Interest Payment Date for the final Coupon forming part of a coupon sheet issued in respect of any Note, the Talon forming part of such coupon sheet may be surrendered at the specified office of the Principal Paying Agent in London or any non-UK Paying Agent in exchange for a further coupon sheet (and if necessary another Talon

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        for a further coupon sheet) (but excluding any Coupons which may have become void pursuant to Condition 11).

8.      TAXATION

        All payments in respect of the Notes or Coupons will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent or, where applicable, the Trustee is required by applicable law to make any payment in respect of the Notes or Coupons subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In that event, the Issuer, any Paying Agent or the Trustee (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer, nor any Paying Agent nor the Trustee will be obliged to make any additional payments to the Holders, in respect of such withholding or deduction. The Issuer, or any Paying Agent may require the Holders to provide such certifications and other documents as required by applicable law in order to qualify for exemptions from applicable tax laws.

9.      EVENTS OF DEFAULT

9.1     Occurrence of Events of Default

        The Trustee at its discretion may, and if so requested by the Priority Secured Creditor of a Series shall (in each case, provided the Trustee is secured, indemnified, or both, to its satisfaction) give notice (an "ENFORCEMENT NOTICE") to the Issuer that the Notes of such Series are, and they shall accordingly immediately become, due and repayable, at their Redemption Amount together with accrued interest, Deferred Interest and Additional Interest, if any, or as otherwise specified in the Applicable Supplement and the Security constituted by the Trust Deed in respect of such Series shall thereupon become enforceable (as provided in the Trust Deed) on the occurrence of any of the following events (each an "EVENT OF DEFAULT"):

        9.1.1 Non-payment: the Issuer fails to pay any amount of principal in respect of the Notes within 7 days of the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within 15 days of the due date for payment thereof; or

        9.1.2 Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes, the Trust Deed, (other than, in any such case, any obligation for the payment of any principal or interest on the Notes) or the Agency Agreement and (except where such default is incapable of remedy) such default remains unremedied for 30 days after the Trustee has given written notice thereof to the Issuer, certifying that such default is, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders; or

        9.1.3 Unsatisfied judgment: a judgment or order for the payment of any amount is rendered against the Issuer and continues unsatisfied and unstayed for a period

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                of 30 days after the date thereof or, if later, the date therein specified for payment; or

        9.1.4 Security enforced: a secured party and/or encumbrancer takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Issuer or a distress or execution is levied; or

        9.1.5 Insolvency etc: (i) the Issuer becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer or the whole or any part of the undertaking, assets and revenues of the Issuer is appointed (or application for any such appointment is made), (iii) the Issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or (iv) the Issuer ceases or threatens to cease to carry on all or any substantial part of its business; or

        9.1.6 Winding up etc: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer; or

        9.1.7 Failure to take action etc: any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Notes and the Related Documents or (ii) to ensure that those obligations are legal, valid, binding and enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as such enforceability may be limited by the effect of general principles of equity); or

        9.1.8 Unlawfulness: it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Related Documents; or

        9.1.9 Government intervention: (i) all or any substantial part of the undertaking, assets and revenues of the Issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or (ii) the Issuer is prevented by any such person from exercising normal control over all or any substantial part of its undertaking, assets and revenues.

9.2     Variation of Events of Default

        The Events of Default may be varied or amended in respect of any Series of Notes as set out in the Applicable Supplement.

9.3     Realisation of the Underlying Assets upon redemption

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

        In the event of the Security constituted under the Trust Deed becoming enforceable following an acceleration of the Notes of a particular Series as provided in this Condition 9, the Trustee shall, but in each case without any liability as to the consequence of such action and without having regard to the effect of, or being required to account for, such action to, the Secured Creditors in relation to such Series, have the right to enforce its rights under the Security Documents, in relation to the relevant Underlying Assets in relation to such Series only, provided that the Trustee shall not be required to take any action that would involve the Trustee in any personal liability or expense unless previously indemnified and/or secured to its satisfaction.

        The provisions of the Trust Deed are expressed to apply separately to each Series. Accordingly, the occurrence of an Event of Default under one Series does not per se constitute and nor does it trigger an Event of Default under any other Series.

10.     ENFORCEMENT

        (k) Only the Trustee may pursue the remedies available under the Trust Deed, the Conditions or any of the Transaction Documents or any of the Trade Documents to enforce the rights of the Secured Creditors in relation to the Underlying Assets of the relevant Series. No Secured Creditor of such Series is entitled to proceed directly against the Issuer or any assets of the Issuer unless the Trustee, having become bound to proceed in accordance with the terms of the Principal Trust Deed, any Supplemental Trust Deed, any Supplementary Security Document executed in relation to the Notes or the Conditions, fails or neglects to do so within a reasonable period and such failure or neglect is continuing. However, the Trustee shall not be bound to take any action to enforce the Security or pursue the remedies available under the Trust Deed, the Conditions (including under Condition 9.1) any of the Transaction Documents or any of the Trade Documents or otherwise take any action unless it is indemnified and/or secured to its satisfaction and has, if so required by the Conditions, been requested to do so by the Priority Secured Creditor in respect of the relevant Series.

        (l) After the date falling three months after the Series Termination Date or, if earlier, realisation of the Security in respect of such Series which has become enforceable and distribution of the net proceeds thereof in accordance with Condition 4, neither the Trustee nor any Secured Creditor in respect of such Series may take any further steps against the Issuer, or any of its assets to recover any sums due but unpaid in respect of the Notes or otherwise and the relevant Related Agreement will provide that the Counterparty may not take any further steps against the Issuer, or any of its assets to recover any sums due to it but unpaid in respect of the relevant Related Agreement in respect of such Series and all claims and all rights to claim against the Issuer in respect of each such sum unpaid shall be extinguished.

        (m) No Secured Creditor, nor the Trustee on its behalf, may institute against, or join any person in instituting against the Issuer any bankruptcy, winding-up, re-organisation, arrangement, insolvency or liquidation proceeding (except for the

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                appointment of a receiver and manager pursuant to the terms of the Trust Deed) or other proceeding under any similar law nor shall any of them have any claim in respect of any such sums over or in respect of any assets of the Issuer which are Security for any other Series. The Secured Creditors accept and agree that the only remedy of the Trustee against the Issuer of any Series after any of the Notes in a Series have become due and payable pursuant to Condition 9 is to enforce the Security for the relevant Series pursuant to the provisions of the Trust Deed and any Supplementary Security Document executed in relation to such Series.

        (n) The net proceeds of enforcement of the Security for the relevant Series may be insufficient to pay all amounts due to the Secured Creditors in respect of such Series, in which event claims in respect of all such amounts will be extinguished.

11.     PRESCRIPTION

        Claims against the Issuer for payment in respect of the Notes or Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect thereof.

12.     REPLACEMENT OF NOTES, COUPONS AND TALONS

        If any Note, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed it may be replaced, subject to applicable laws and any relevant stock exchange requirements, at the specified office of the Principal Paying Agent or any non-UK Paying Agent specified in the Applicable Supplement, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

13.     MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND
        SUBSTITUTION

13.1    Meetings of Noteholders

        The Principal Trust Deed contains provisions for convening joint and separate meetings of each Class of Noteholders to consider any matter affecting their interests, including the sanctioning by an Extraordinary Resolution of such Noteholders of the relevant Class of any modification of the Notes of the relevant Class (including these Conditions as they relate to the Notes of such relevant class) or the provisions of any of the Transaction Documents or the Trade Documents, Provided that no modification of certain terms by the Noteholders of any Class including, inter alia, the maturity date of the Notes of the relevant Class or a modification which would have the effect of postponing any day for payment of interest in respect of such Notes, the reduction or cancellation of the amount of principal or premium payable in respect of such Notes, the alteration of the Interest Rate in respect of the currency of payment of such Notes or any alteration of the priority of redemption of such Notes (any such modification in respect of any such class of Notes being referred to below as a "BASIC TERMS MODIFICATION") shall be effective unless such

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        modification is sanctioned by an Extraordinary Resolution of the
        Noteholders of the other classes of Notes.

        The quorum at any meeting of the Noteholders of any Class of Notes for passing an Extraordinary Resolution shall be two or more persons holding or representing a clear majority of the aggregate Principal Amount Outstanding of the Notes of the relevant Class; Provided however, that, at any meeting the business of which includes the sanctioning of a Basic Terms Modification, the necessary quorum for passing an Extraordinary Resolution shall be two or more persons holding or representing 75 per cent., or more of the aggregate Principal Amount Outstanding of the Notes of the relevant Class.

        Except in the case of a Basic Terms Modification, an Extraordinary Resolution of any Subordinated Secured Creditor shall only be effective if the Trustee is of the opinion that it will not be materially prejudicial to the interests of the Priority Secured Creditor or (if the Trustee is not of that opinion) it is sanctioned by an Extraordinary Resolution of the Priority Secured Creditor. Except in certain circumstances, the Principal Trust Deed imposes no such limitations on the powers of the Priority Secured Creditor, the exercise of which will be binding on each Subordinated Secured Creditor irrespective of the effect on their interests.

        An Extraordinary Resolution passed at any meeting of the Noteholders of any Class of Notes shall be binding on all Noteholders of the relevant class, whether or not they are present at the meeting. The majority required for an Extraordinary Resolution, including the sanctioning of the Basic Terms Modification, shall be 75 per cent. of the votes cast on that Extraordinary Resolution.

13.2    Modification or Waiver

        The Trustee may agree, without the consent of the Noteholders, or Couponholders to (a) any modification (except a Basic Term Modification) of, or to the waiver or authorisation of any breach or proposed breach of, the Notes including these Conditions, any Transaction Document or any other Trade Document, which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders the Couponholders or (b) any modification of the Notes, or Coupons (including these Conditions), any Transaction Document or any of the Trade Documents, which in the Trustee's opinion is to correct a manifest error or is of a formal minor or technical nature. Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

13.3    Substitution and Addition

        As more fully set forth in the Principal Trust Deed (and subject to the conditions and qualifications therein) subject to such amendment of the Principal Trust Deed and such other conditions as the Trustee may require, but without the consent of the Noteholders, the Trustee may also agree to the substitution of any other body corporate in place of the Issuer as principal debtor under the Principal Trust Deed and the Notes and in the case of

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        such a substitution or addition the Trustee may agree, without the consent of the Noteholders, to a change of the law governing the Notes and/or the Principal Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders. Any such substitution or addition shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

14.     NOTICES

        (g) Notices to the Noteholders shall be deemed to have been duly validly given if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of first publication.

        (h) Until such time as any Definitive Notes are issued, there may, so long as the Global Note(s) is or are held in its or their entirety on behalf of Euroclear and Cedelbank, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Cedelbank for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which such notice was given to Euroclear and Cedelbank.

        (i) Any notices specifying an Interest Rate, an Interest Amount, an amount of Additional Interest or of Deferred Interest, a Redemption Amount or a Principal Amount Outstanding shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Noteholders (the "RELEVANT SCREEN"). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph, then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

                Copies of all notices given in accordance with these provisions shall be sent to the London Stock Exchange Company Announcements Office, Euroclear and Cedelbank.

15.     GOVERNING LAW

15.1    Governing Law

        The Principal Trust Deed, the Supplemental Trust Deed, the Notes, the Coupons and the Talons (if any) and the Agency Agreement are governed by and shall be construed in accordance with English law.

15.2    Submission to jurisdiction

        The Issuer has, in the Principal Trust Deed, irrevocably agreed for the benefit of the Secured Creditors that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Notes (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

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